                                                                  Exhibit (b)(1)

                               US$ 6,000,000,000
                    SYNDICATED TERM LOAN FACILITY AGREEMENT



                                    between



                         NTT COMMUNICATIONS CORPORATION
                                 (as Borrower)



                       THE DAI-ICHI KANGYO BANK, LIMITED
                             THE FUJI BANK, LIMITED
                              (as Joint Arrangers)



                       THE DAI-ICHI KANGYO BANK, LIMITED
                              (as Facility Agent)



                                      and



                         SEVERAL FINANCIAL INSTITUTIONS
                                  (as Lenders)

                                   CONTENTS

     Clause                                                           Page
     ------                                                         --------

 1.  DEFINITIONS..................................................         1
 2.  PURPOSE......................................................         2
 3.  RIGHTS AND OBLIGATIONS OF LENDERS............................         3
 4.  DRAWDOWN.....................................................         3
 5.  CONDITIONS PRECEDENT.........................................         4
 6.  INTEREST PERIODS.............................................         4
 7.  INTEREST.....................................................         5
 8.  CANCELLATION OF COMMITMENTS..................................         5
 9.  PAYMENT......................................................         5
10.  REPAYMENT....................................................         6
11.  PREPAYMENT...................................................         6
12.  TAXES........................................................         6
13.  INCREASED COSTS..............................................         6
14.  MARKET DISRUPTION............................................         6
15.  REPRESENTATIONS AND WARRANTIES...............................         7
16.  COVENANTS....................................................         8
17.  EVENTS OF DEFAULT............................................         8
18.  SET-OFF......................................................         9
19.  REDISTRIBUTION OF PAYMENTS...................................         9
20.  INDEMNITIES..................................................         9
21.  FEES.........................................................         9
22.  COSTS AND EXPENSES...........................................         9
23.  STAMP DUTIES.................................................        10
24.  THE FACILITY AGENT...........................................        10
25.  NOTICES......................................................        12
26.  ASSIGNMENTS..................................................        12
27.  AMENDMENT OF AGREEMENT.......................................        12
28.  MUTUAL CONSULTATION..........................................        12
29.  GOVERNING LAW................................................        13
30.  JURISDICTION.................................................        13
EXHIBIT A.........................................................        14
EXHIBIT B.........................................................        15
EXHIBIT C.........................................................        16
EXHIBIT D.........................................................        18
EXHIBIT E.........................................................        19
SIGNATORIES.......................................................        20

THIS AGREEMENT is dated 12th June 2000 and made

BETWEEN:

(1)    NTT COMMUNICATIONS CORPORATION (the "Borrower");

(2) THE DAI-ICHI KANGYO BANK, LIMITED and THE FUJI BANK, LIMITED as Joint Arrangers (the "Joint Arrangers");

(3) THE SEVERAL BANKS whose names appear in EXHIBIT A as Lenders (individually a "Lender" and collectively "Lenders"); and

(4) THE DAI-ICHI KANGYO BANK, LIMITED as facility agent for the Lenders (in this capacity the "Facility Agent").

NOW IT IS HEREBY AGREED as follows:

1.     DEFINITIONS

1.1    In this Agreement, the terms defined below have the following meanings:

       (a) "Base Rate" means, in relation to an Interest Period, the offered rate for deposits in US dollar displayed on the Telerate Page 3750 for the period comparable to such Interest Period at or about 11:00 a.m. London Time, on two London Banking Days prior to the first day of the Interest Period; provided that the Base Rate shall be:

            (i) if such Interest Period is less than one month, the Interpolated Rate of Fed Fund Rate and Libor comparable to one month;

            (ii) if such Interest Period is more than one month and less than two months, the Interpolated Rate of Libor comparable to one month and Libor comparable to two months; and

            (iii) if such Interest Period is more than two months and less than three months, the Interpolated Rate of Libor comparable to two months and Libor comparable to three months;

       (b) "Borrowing" means all monetary obligations including obligations arising from borrowing, sales, leases, guarantees and other transactions and bonds, promissory notes and other transferable instruments;

       (c) "Business Day" means a day, other than a Saturday, Sunday or any other day on which banks are not open for business in Tokyo or New York City;

       (d) "Commitment" in relation to a Lender means the amount set opposite its name in EXHIBIT A (collectively the "Total Commitments") to the extent not cancelled hereunder;

       (e) "Encumbrance" means any lien, pledge, mortgage, assignment by way of security, karitoki-tanpo, title retention and any other security;

       (f)  "Event of Default" means any of the events specified in Clause 17.1;

       (g) "Expiration Date" means 31 March 2001 or, if it is not a Business Day, the immediately preceding Business Day;

       (h) "Fed Fund Rate" means the rate on overnight federal funds transactions on the immediately preceding New York Banking Day displayed on the Telerate Page 118 in the morning New York Time on two New York Banking Days prior to the day on which the relevant Interest Period commences or the day on which prepayment is made (as the case may be);

       (i) "Interest Period" means a period ascertained in accordance with Clause 6;

       (j) "Interpolated Rate" shall be computed in accordance with the following formula set out in EXHIBIT D;

       (k) "Libor" means, the offered rate for deposits in US dollar displayed on the Telerate Page 3750 at or about 11:00 a.m. London Time, on two London Banking Days prior to the day on which the relevant Interest Period commences or the day on which prepayment is made (as the case may be);

       (l) "Loan" means the principal amount of a loan made in accordance with each Notice of Drawdown or the principal amount thereof from time to time outstanding;

       (m) "London Banking Day" means a day, other than a Saturday, Sunday or any other day on which banks are not open for business in London;

       (n) "Majority Lenders" means the Lenders to whom more than 66 2/3 percent in aggregate of the Loans are owing or, in the event that no Loans are outstanding, the Lenders whose Commitments aggregate more than 66 2/3 percent of the Total Commitments;

       (o)  "Margin" means 0.125 percent per annum;

       (p) "New York Banking Day" means a day, other than a Saturday, Sunday or any other day on which banks are not open for business in New York City;

       (q) "Notice of Drawdown" means a notice substantially in the form set out in EXHIBIT B;

       (r) "Reference Bank" means each of The Dai-Ichi Kangyo Bank, Limited and The Fuji Bank, Limited;

       (s)  "Repayment Date" means the Expiration Date; and

       (t) "Taxes" includes all taxes, levies, imposts, withholdings and other similar charges, including interest thereon, penalties with respect thereto and other ancillary liabilities (other than those attributable to any Lender).

1.2 In this Agreement, any reference to time shall be a reference to Tokyo time.

2.     PURPOSE

       The Borrower shall apply the proceeds of the Loans in or towards the financing of its mergers and acquisitions of enterprises.

3.     RIGHTS AND OBLIGATIONS OF LENDERS

3.1 Subject to the terms of this Agreement, each Lender agrees upon request of the Borrower to provide the Loans to the Borrower up to an aggregate maximum principal amount not exceeding its Commitment.

3.2    No Lender shall be responsible for the obligations of any other Lender.

3.3 Each Lender may, save as otherwise stated herein, separately enforce its rights hereunder.

4.     DRAWDOWN

4.1 Subject to the terms of this Agreement, the Borrower may drawdown the Loans by serving a Notice of Drawdown to the Facility Agent.

4.2 The Borrower may not serve a Notice of Drawdown hereunder until the conditions precedent set out in Clause 5.1 are satisfied.

4.3 The Borrower shall specify in a Notice of Drawdown with respect to the borrowing:

       (a) the date of drawdown (which shall be a Business Day);

       (b) the amount of the Loan (which shall not be less than $1,000,000);

       (c) the duration of the first Interest Period; and

       (d) payment instruction.

       Each Notice of Drawdown once accepted by the Facility Agent shall be irrevocable. The Borrower shall be bound to borrow in accordance with such Notice of Drawdown.

4.4 Whenever the Borrower desires to drawdown the Loan hereunder, it shall give a Notice of Drawdown to the Facility Agent. If each of (i) the proposed drawdown date, (ii) the day one day prior to the proposed drawdown date and (iii) the day two days prior to the proposed drawdown date is a London Banking Day, the Notice of Drawdown shall be received by the Facility Agent not later than 2:00 p.m. two Business Days prior to the proposed drawdown date, and subject to its receipt thereof, the Facility Agent shall notify each Lender of the Notice of Drawdown not later than 3:00 p.m. two Business Days prior to such drawdown date. If any of (i) the proposed drawdown date, (ii) the day one day prior to the proposed drawdown date and (iii) the day two days prior to the proposed drawdown date is not a London Banking Day, the Notice of Drawdown shall be received by the Facility Agent not later than 10:00 a.m. two Business Days prior to the proposed drawdown date, and subject to its receipt thereof, the Facility Agent shall notify each Lender of the Notice of Drawdown not later than 11:00 a.m. two Business Days prior to such drawdown date. Both of such notices by the Borrower and by the Facility Agent shall be sent by facsimile and by telephone to the facsimile numbers and telephone numbers respectively set out in EXHIBIT C.

4.5 Each Lender shall make available to the Facility Agent on the proposed drawdown date, the amount of its share in the Loan in the proportion in which its Commitment bears to the Total Commitments. The Facility Agent shall forthwith transfer all such amounts to such account as the Borrower shall designate in writing. In case where the Facility Agent has transferred such amounts to the Borrower in anticipation of receipt thereof from the Lenders and any Lender fails to make the amount of its share available to the Facility Agent, such Lender shall, upon demand of the Facility Agent, make such amount available to the Facility Agent together with interest thereon at such reasonable market rate as the Facility Agent may certify.

5.     CONDITIONS PRECEDENT

5.1 The obligations of the Facility Agent and each Lender hereunder are subject to the condition that the Facility Agent shall have received all of the following in form and substance satisfactory to the Facility
       Agent:

       (a) a certified copy of the company register of the Borrower (shogyo-tokibo-tohon);

       (b) a certified copy of a representative of the Borrower authorised to execute this Agreement (shikakushomeisho) and a certificate of his seal (inkanshomeisho); and

       (c) a certified copy of the minutes of the meeting of the Board of Directors of the Borrower authorizing the execution of this Agreement and the transactions contemplated hereby.

5.2 The obligations of the Facility Agent and each Lender hereunder are subject to the further conditions precedent that both at the time of the request for and at the time for the making of each Loan, the representations and warranties of the Borrower set out in Clause 15.1 are true and accurate on and as of each such time as if made at each such time and no Event of Default has occurred and is continuing or would result from the proposed Loan.

6.     INTEREST PERIODS

6.1 Subject to Clause 6.2, the duration of an Interest Period shall be one month, two months and three months.

6.2 Each Interest Period relating to a Loan shall be of a duration selected by the Borrower in accordance with Clause 6.1 (i) in the case of the first Interest Period, in the Notice of Drawdown, and (ii) in the other cases, by a notice (in the form set out in EXHIBIT E) to the Facility Agent (which shall be received by the Facility Agent not later than 12:00 a.m. three Business Days prior to such Interest period); provided that:

       (a) if the Borrower fails to select an Interest Period, such Interest Period shall be of a duration of one month;

       (b) subject to paragraph (c) below, if any Interest Period would otherwise end on a day which is not a Business Day, it shall end on the next following Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the last preceding Business Day;

       (c) if an Interest Period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that Interest Period shall end on the last Business Day in the relevant month; and

       (d) any Interest Period which would extend beyond a Repayment Date shall end on that Repayment Date (which may not be a full month).

7.     INTEREST

7.1 The rate of interest applicable to an Interest Period shall be the rate per annum to be equal to the sum of the Margin and:

       (a)  the Base Rate; or

       (b) if the Base Rate is not available, the arithmetic mean (rounded to four decimal place (i) upwards, if the fifth figure from the dismal point is 5 or more, or (ii) downwards, if the fifth figure from the decimal point is less than 5) of the lowest rates at which each Reference Bank was offering deposits to prime banks in the London interbank market at or about 11:00 a.m. two London Banking Days prior to the commencement of such Interest Period for a period comparable to such Interest Period.

7.2 Interest shall accrue from day to day and shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. In the calculation of interest hereunder, the first day of an Interest Period shall count, but the last day shall not count.

7.3 Accrued interest in relation to each Loan shall be payable on the last day of each Interest Period relating thereto.

7.4 If the Borrower fails to pay any amount payable by it hereunder during the normal banking hours of the Facility Agent on the due date therefor, the Borrower shall pay interest on such overdue amount from and excluding the due date up to and including the date of actual payment. The rate of interest applicable to such overdue amount shall be the higher of (i) the rate per annum to be the sum of the rate referred to in Clause 7.1(a) or
       (b) (in both cases, the interest period applicable to such overdue amount to be determined by the Facility Agent) and the Margin plus 1.0 percent per annum or (ii) 14 percent per annum.

7.5 Each determination of the rate of interest by the Facility Agent hereunder shall, in the absence of manifest error, be conclusive and binding upon all parties hereto. The Facility Agent shall promptly notify the Borrower and the Lenders of such determination of interest.

8.     CANCELLATION OF COMMITMENTS

       By giving not less than 2 Business Days prior written notice to the Facility Agent, the Borrower may, without penalty or premium, cancel all or any part of the Total Commitments.

9.     PAYMENT

9.1 All payments to be made by the Borrower hereunder shall be made in US dollar to the Facility Agent on the date upon which the relevant payment is due in same day funds to The Dai-Ichi Kangyo Bank, Limited., Head Office Account with the The Dai-Ichi Kangyo Bank, Limited., New York Branch/Attn: International Finance Division (Mr. Katsura).

9.2 If and whenever a payment is made by the Borrower hereunder (save in case where the full amount is paid on the due date), the Facility Agent shall apply the amount received towards the obligations of the Borrower under this Agreement in the following order:

            first, in or towards payment of any unpaid costs and expenses of each of the Facility Agent and the Joint Arrangers;

            secondly, in or towards payment pro rata of any accrued interest due but unpaid;

            thirdly, in or towards payment pro rata of any principal due but unpaid; and

            fourthly, in or towards payment pro rata of any other sum due but unpaid.

10.    REPAYMENT

       The Borrower shall repay all Loans on the Repayment Date.

11.    PREPAYMENT

11.1 The Borrower may prepay all or any part of the Loan by giving not less than 3 Business Days prior notice to the Facility Agent; provided that the Borrower shall pay to the Lenders the replacement cost if the repayment is made other than on the last day of any Interest Period. The replacement cost shall be calculated at the rate produced by subtracting the Relevant Rate minus 0.0625% with respect to the remaining period of such Interest Period from the interest rate applicable to the relevant Interest Period (if it is a negative number, it shall be deemed to be zero). For the purpose of Clause 11.1, the "Relevant Rate" means:

       (i) if the remaining period after the prepayment is one or two months, Libor corresponding to such period;

       (ii) if such period is less than one month, the Interpolated Rate of Fed Fund Rate and Libor for one month;

       (iii) if such period is more than one month and less than two months, the Interpolated Rate of Libor for one month and Libor for two months;

       (iv) if such period is more than two months and less than three months, the Interpolated Rate of Libor for two months and Libor for three months.

11.2 The Borrower may not prepay all or any part of the Loans except in accordance with the express terms of this Agreement.

11.3   The amount prepaid shall not be re-borrowed.

12.    TAXES

       If any deduction or withholding on account of tax is required by laws and regulations in relation to payments under the Agreement, the Borrower and the Lenders shall, through the Facility Agent, consult with each other and agree on the amount to be borne by each party.

13.    INCREASED COSTS

       If any costs are incurred in relation to introduction or change of laws and regulations, the Borrower and the Lenders shall, through the Facility Agent, consult with each other and agree on the amount to be borne by each party.

14.    MARKET DISRUPTION

14.1 If in relation to any Interest Period, the Facility Agent is notified by the Majority Lenders that they are unable to obtain matching deposits in the London Interbank Market in sufficient amounts to fund the Loan to which the Interest Period relates, or that the arithmetic mean referred to in Clause 7.1 falls far below the cost to them of obtaining matching deposits, then, with respect to all Loans (including Loans made after the occurrence of such event), (i) the duration of that Interest Period shall be one month and (ii) the rate of interest shall be the rate per annum which is the sum of the Margin and the rate per annum notified to the Facility Agent by each Lender to be that which expresses as a percentage rate per annum the cost to such Lender of funding its participation of the Loan from whatever sources it may select during such Interest Period; provided that such Lender shall without delay provides the Borrower with an evidence which shows that such rate of cost was the lowest among the rates of cost which such Lender might reasonably obtain.

14.2   If the event mentioned in Clause 14.1 occurs,

       then:

       (a) the Facility Agent shall notify the Borrower and the Lenders of such event;

       (b) within five days of notification of such event by the Facility Agent, the Facility Agent (in accordance with the instructions of the Majority Lenders) and the Borrower shall enter into negotiation in good faith with a view to agreeing a substitute basis upon which the Loan may be maintained thereafter; and

       (c) if such a substitute basis is agreed upon in writing by the Borrower and the Facility Agent, it shall take effect in accordance with its terms.

15.    REPRESENTATIONS AND WARRANTIES

15.1 The Borrower represents and warrants to each of the Facility Agent, the Joint Arrangers and the Lenders, on the date hereof and on the date of each drawdown, that:

       (a) the Borrower is a corporation duly organised and validly existing under the laws of Japan;

       (b) the Borrower has the power to enter into and perform this Agreement and has taken all necessary actions to authorise the entry into and performance of this Agreement;

       (c) the entry into and performance of this Agreement do not and will not conflict with (i) the Articles of Incorporation of the Borrower, or
            (ii) any agreement or document to which the Borrower is a party;

       (d) all authorisations or licences required in connection with the entry into and performance of this Agreement have been obtained and the necessary registration and other formalities have been performed;

       (e) no event has occurred which constitutes a default under any agreement or document to which the Borrower is a party (including this Agreement);

       (f) since the date of the half-year statement for the first half of the fiscal year 1999, there has been no material change (other than changes relating to the acquisition of Verio Inc.) which has any materially adverse effect on the financial conditions of the Borrower in the case of the performance by the Borrower of the obligations hereunder; and

       (g) no litigation, arbitration or administrative proceedings are pending which have any materially adverse effect on the financial conditions of the Borrower in the case of the performance by the Borrower of the obligations hereunder.

16.    COVENANTS

16.1   The Borrower shall furnish to the Facility Agent:

       (a) the audited financial statements of the Borrower for each fiscal year within 120 days of the date of settlement of account; and

       (b) the audited half-year financial statements of the Borrower for each half-year settlement within 120 days of the date of half-year settlement.

16.2 The Borrower undertakes to ensure that its obligations hereunder do and will rank at least pari passu with all other unsecured obligations of the Borrower, other than those which are preferred by applicable laws.

16.3 The Borrower shall immediately notify the Facility Agent of any event which might, in the judgment of the Borrower, have any materially adverse effect on the financial conditions of the Borrower in the case of the performance by the Borrower of the obligations under this Agreement.

17.    EVENTS OF DEFAULT

17.1   Each of the events set out below is an Event of Default:

       (a) the Borrower does not pay on the due date any amount, in whole or in part, payable by it hereunder;

       (b) the Borrower defaults in the due performance or observance of any or all of its covenants, undertakings or obligations under this Agreement (including the covenants in Clause 16);

       (c) any representation, warranty or statement made or repeated in, or in connection with, this Agreement is untrue or incorrect;

       (d)  the Borrower does not pay any other Borrowing on the due date;

       (e) the Borrower becomes unable to pay debts or an application or petition is submitted for bankruptcy (hasan), commencement of civil rehabilitation proceedings (minjisaiseitetsuzuki), commencement of corporate reorganization proceedings (kaishakoseitetsuzuki), commencement of company arrangement (kaishaseiri), or commencement of special liquidation (tokubetsuseisan);

       (f) a clearing house takes procedures on the Borrower for suspension of transactions with banks and similar institutions;

       (g) an order or notice of provisional attachment (karisashiosae), preservative attachment (hozensashiosae) or attachment (sashiosae) is issued in respect of the Borrower's deposits or other credits with any Lender;

       (h) a property offered to any Lender as security is attached or public auction procedure is commenced in respect of such property;

17.2   If any of the Events of Default referred to in Clause 17.1 (a), (b), (c),
       (d) or (h) occurs, the Facility Agent, acting at the direction in writing of the Majority Lenders, shall, by giving a written notice to the Borrower, (i) cancel the Commitment of each of the Lenders and the Total Commitments and (ii) declare all the Loans to be immediately due and payable.

17.3   If any of the Events of Default referred to in Clause 17.1 (e), (f) or
       (g) occurs, (i) the Commitment of each of the Lenders and the Total Commitments shall be forthwith canceled and (ii) all the Loans shall become immediately due and payable.

18.    SET-OFF

       Each Lender may, if and when all Loans become due and payable in accordance with Clause 17, set-off its payment obligations to the Borrower against any payment obligations of the Borrower hereunder without respect to the place or currency of payment.

19.    REDISTRIBUTION OF PAYMENTS

       If any Lender has recovered (whether by set-off or otherwise) any sum from the Borrower and the percentage of recovery differs among the Lenders, any percentage of recovery exceeding the smallest percentage shall be regarded as having been recovered for account of all the Lenders. Each Lender shall pay to the Facility Agent the amount of such percentage and the Facility Agent shall distribute the same to the Lenders in proportion of their respective Commitments.

20.    INDEMNITIES

20.1 The Borrower shall indemnify each of the Facility Agent, the Joint Arrangers and the Lenders against any actual and direct losses or reasonable expenses (including the fees and expenses of legal advisers) which any of them may sustain or incur as a consequence of the occurrence of any Event of Default hereunder.

20.2 If any repayment or prepayment of any Loan is made under Clause 17 otherwise than on the last day of any Interest Period, the Borrower shall compensate each Lender for any reasonable cost and reasonable expense in relation to such Loan.

21.    FEES

       The Borrower shall pay to the Facility Agent, every three months in arrears (or on the Expiration Date in the case of the last payment), a commitment fee computed at the rate of 0.020 percent per annum on the daily undrawn amount of the Total Commitments (on the basis of a year of 365 days and for the actual number of days elapsed) with respect to a period from the first drawdown date to the Expiration Date (both inclusive) within ten Business Days after the last day of the said three months period (or after the Expiration Date in the case of the last payment). The Facility Agent shall distribute such commitment fee among the Lenders in proportion to their respective Commitments.

22.    COSTS AND EXPENSES

       The Borrower shall, if and when an Event of Default occurs, reimburse the Facility Agent, the Joint Arrangers and the Lenders for the costs and expenses (including fees and expenses of legal advisers) incurred in connection with the enforcement or preservation of any rights under this Agreement.

23.    STAMP DUTIES

       The Borrower shall pay a stump duty in the amount of \600,000 for one original copy of this Agreement.

24.    THE FACILITY AGENT

24.1 Each Lender irrevocably authorises the Facility Agent on such Lender's behalf to perform such duties and to exercise such rights and powers under this Agreement as are specifically delegated to the Facility Agent by the terms of this Agreement, together with such rights and powers as are reasonably incidental thereto. The Facility Agent shall have only those duties and powers which are expressly specified in this Agreement.

24.2 The relationship between the Facility Agent and each Lender is that of principal and agent only. Nothing herein shall constitute the Facility Agent a trustee or fiduciary for any Lender, the Borrower or any other person. The Facility Agent shall not in any respect be agent of the Borrower by virtue of this Agreement. The Facility Agent shall not be liable to the Borrower for any breach by any Joint Arrangers or Lender of this Agreement or be liable to any Lender or Joint Arrangers for any breach by the Borrower hereof.

24.3 Except as otherwise expressly provided herein, the Facility Agent shall not be obligated to account to any Lender for any amount received in respect of any loan maintained by the Facility Agent or any of its affiliates or for the profit related thereto. The Facility Agent and its affiliates may, without liability to account to any Lender therefor, make loans to, accept deposits from, and generally engage in any kind of business with, the Borrower as though the Facility Agent were not the Facility Agent.

24.4 As to any matter not expressly provided for in this Agreement, the Facility Agent may act or refrain from acting in accordance with the instructions of the Majority Lenders. In the absence of any such instructions, the Facility Agent may act or refrain from acting as it shall see fit.

24.5 The Facility Agent shall, on a confidential basis, furnish each Lender with a copy of any documents received by it hereunder. The Facility Agent need not disclose any information relating to the Borrower or any related entities if such disclosure would or might in the opinion of the Facility Agent constitute a breach of law or of any duty of secrecy or confidence.

24.6 The Facility Agent shall not be required to ascertain or inquire as to the performance or observance by the Borrower of the terms of this Agreement or any other documents in connection herewith. The Facility Agent shall not be deemed to have knowledge of the occurrence of any Event of Default or event which with lapse of time, notice, determination of materiality or other condition may constitute such an Event of Default unless the Facility Agent has received written notice from a party hereto describing such Event of Default or event. If the Facility Agent receives such a notice of default, the Facility Agent shall give notice thereof to the Lenders. Until the Facility Agent shall have received the instructions of the Majority Lenders, the Facility Agent may (but shall not be obliged to) take or refrain from taking such action with respect to such Event of Default or event as it shall see fit. The Facility Agent may refrain from acting in accordance with any instructions of the Majority Lenders to begin any legal action or proceeding in connection with this Agreement until it shall have been indemnified or secured to its satisfaction against any losses, damages, penalties, actions, judgments, suits, costs, claims, disbursements, expenses (including all legal fees and expenses) which may result as a result of the Facility Agent complying with such instructions.

24.7 Neither the Facility Agent nor any Joint Arranger nor any of their officers, employees or agents shall be responsible to any Lender or to each other for:

       (a) the validity, enforceability or sufficiency of this Agreement or any other document in connection herewith, or

       (b) the accuracy of any statements (whether written or oral) made in or in connection with this Agreement or any other documents in connection herewith.

24.8 Neither the Facility Agent nor any of its officers, employees or agents shall be liable to any Lender for any action taken or omitted under or in connection with this Agreement unless caused by its or their gross negligence or wilful misconduct.

24.9 The Facility Agent may rely on any communication or documents believed by it to be genuine and correct.

24.10 The Facility Agent may engage, pay for and rely on legal or other professional advisers selected by it and shall be protected in so relying.

24.11 Each of the Lenders severally represents and warrants to the Facility Agent and each Joint Arranger that it has made its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to such Lender by the Facility Agent or any Joint Arranger in connection herewith. Each Lender warrants and undertakes to the Facility Agent and each Joint Arranger that it shall continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities while the Loans are outstanding or its Commitment is in force.

24.12 Each Lender agrees to indemnify the Facility Agent on demand (to the extent not reimbursed by the Borrower and without prejudice to the liability of the Borrower under this Agreement) for any and all liabilities, losses, damages, penalties, actions, judgements, costs, expenses or disbursements of any kind whatsoever which the Facility Agent may sustain or incur in any way relating to or arising out of its acting as the Facility Agent hereunder or performing its duties hereunder or any action taken or omitted by the Facility Agent hereunder. Such indemnification by each Lender shall be pro rata to its Commitment or (as the case may be) participation herein. Notwithstanding the foregoing, no Lender shall be liable for any portion of the foregoing resulting from the Facility Agent's gross negligence or wilful misconduct.

24.13 The Facility Agent may, subject to the prior consent of the Borrower, resign by giving written notice thereof to the Lenders. In that event, the Majority Lenders may appoint a successor Facility Agent. If the Majority Lenders have not, within sixty days after such notice of resignation, appointed a successor Facility Agent which shall have accepted such appointment, the retiring Facility Agent shall have the right to appoint a successor Facility Agent. The resignation of the retiring Facility Agent and the appointment of any successor Facility Agent shall both become effective upon the successor Facility Agent notifying all the parties hereto in writing that it accepts such appointment, whereupon the successor Facility Agent shall succeed to the position of the retiring Facility Agent and the term

       "Facility Agent" herein shall mean such successor Facility Agent. This Clause 24 shall continue to benefit a retiring Facility Agent in respect of any action taken or omitted by it hereunder while it was Facility Agent.

24.14 In the computation of any amount hereunder, the Facility Agent may, at its sole discretion, deal with an amount less than one cent.

25.    NOTICES

25.1 Unless otherwise provided herein, the address, telephone number and facsimile number of each party for all notices under or in connection with this Agreement are:

       (i)  those specified in Exhibit C; or

       (ii) any other notified by such party for this purpose to the Facility Agent by not less than 10 Business Days' notice.

25.2 Any notice made by telephone shall be confirmed by facsimile or otherwise in writing.

26.    ASSIGNMENTS

26.1 The Borrower may not assign or transfer its rights and/or obligations hereunder.

26.2 Any Lender may, subject to the consent of each of the Borrower and the Facility Agent, assign to any lending institutions such Lender's rights and/or obligations hereunder. The Facility Agent shall not unreasonably withhold its consent.

26.3 Any Lender may, on a confidential basis, disclose information concerning the Borrower to a potential assignee or to any person who may otherwise enter into contractual relations with such Lender in relation to such Lender's rights under this Agreement.

27.    AMENDMENT OF AGREEMENT

       This Agreement may be amended by a written agreement between the Borrower and the Majority Lenders; provided that an agreement by all the parties shall be required in relation to the following matters:

               1   Base Rate;
               2   Commitment;
               3   Margin;
               4   Expiration Date;
               5   Repayment Date;
               6   Conditions precedent referred to in Clause 5;
               7   Representations and warranties referred to in Clause 15;
               8   Covenants referred to in Clause 16;
               9   Event of Default;
               10 Commitment fee referred to in Clause 21; and 11 matters which would, in the opinion of the Facility Agent, adversely affect the rights, or increase the obligations, of the Lenders.

28.    MUTUAL CONSULTATION

       Matters not provided for in the Agreement or matters giving rise to questions shall be settled by the consultation between the Borrower and the Lenders through the Facility Agent.

29.    GOVERNING LAW

       This Agreement shall be governed by, and shall be construed in accordance with, Japanese law.

30.    JURISDICTION

       Each of the parties hereto agrees that the Tokyo District Court shall have jurisdiction over any disputes which may arise in connection with this Agreement.



IN WITNESS whereof, the parties hereto have caused this Agreement to be duly executed in one original copy hereof on the date first written above and the Facility Agent shall keep the said original copy.

                                   EXHIBIT A

                                  COMMITMENTS

Name of Lender Commitment
-------------------------
The Dai-Ichi Kangyo Bank, Limited         US$1,600,000,000

The Fuji Bank, Limited                    US$1,600,000,000

The Industrial Bank of Japan, Limited       US$800,000,000

The Sumitomo Bank, Limited                  US$800,000,000

The Bank of Tokyo-Mitsubishi, Ltd.          US$400,000,000

The Sakura Bank, Limited                    US$400,000,000

The Sanwa Bank, Limited                     US$400,000,000

----------------------------------------------------------
Total Commitments                         US$6,000,000,000

                                   EXHIBIT B

                               NOTICE OF DRAWDOWN


To: THE DAI-ICHI KANGYO BANK, LIMITED                               Date: [   ]


Pursuant to Clause 4.4 of the Facility Agreement (the "Facility Agreement") dated 12 June 2000 and made between ourselves, the Joint Arrangers, the Lenders and yourselves as Facility Agent, we hereby give you notice of the following proposed borrowing:

(a)    Date of Drawdown:[    ]

(b)    Amount: US$[    ]

(c)    Duration of First Interest Period: [  ] month(s)

(d)    Money Borrowed to Be Transferred to:

       Bank / Branch:     [              ] /[          ]
       Account Name:      [              ]
       Account Number:    [              ]

We confirm that the representations and warranties made by us and set out in Clause 15 of the Facility Agreement are true and accurate on the date hereof, and that no Event of Default (as defined in the Facility Agreement) has occurred and is continuing or would result from the proposed borrowing.



                                      NTT Communications Corporation



                                      --------------------------------

                                   EXHIBIT C

                    ADDRESS, FACSIMILE AND TELEPHONE NUMBERS

NTT Communications Corporation
------------------------------
       Address:                     1-1-6, Uchisaiwai-cho, Chiyoda-ku, Tokyo  100-8019
       Attention:                   Finance and Treasury Division/Accounts and Finance Department
       Telephone No.:               03-3500-8338
       Facsimile No.:               03-3539-3072

The Dai-Ichi Kangyo Bank, Limited (as Facility Agent)
-----------------------------------------------------

       Address:                     1-1-5, Uchisaiwaicho, Chiyoda-ku, Tokyo 100-0011
       Attention:                   International Finance Division
       Telephone No.:               03-3596-2448
       Facsimile No.:               03-3596-2394

The Dai-Ichi Kangyo Bank, Limited (as Lender)
---------------------------------------------

       Address:                     1-1-5, Uchisaiwaicho, Chiyoda-ku, Tokyo 100-0011
       Attention:                   Corporate Banking Division
       Telephone No.:               3596-5461
       Facsimile No.:               3596-5497

The Fuji Bank, Limited
------------------------

       Address:                     1-5-5, Otemachi, Chiyoda-ku, Tokyo  100-0004
       Attention:                   Corporate Banking Division V
       Telephone No.:               03-3201-7189
       Facsimile No.:               03-3201-1902

The Industrial Bank of Japan, Limited
-------------------------------------

       Address:                     1-3-3, Marunouchi, Chiyoda-ku, Tokyo 100-8210
       Attention:                   Corporate Banking Department
                                    (Media & Telecommunication)
       Telephone No.:               03-5252-8844
       Facsimile No.:               03-3214-0710

The Sumitomo Bank, Limited
-----------------------------

       Address:                     1-3-2, Marunouchi, Chiyoda-ku, Tokyo 100-0005
       Attention:                   Tokyo Corporate & Institutional Banking Department
       Telephone No.:               03-3282-5241
       Facsimile No.:               03-3282-8333

The Bank of Tokyo-Mitsubishi, Ltd.
----------------------------------

       Address:                     2-7-1, Marunouchi, Chiyoda-ku, Tokyo 100-8388
       Attention:                   Corporate Banking Div. No. 2,
                                    Corporate Banking Gr. No. 2
       Telephone No.:               03-3240-5419
       Facsimile No.:               03-3240-5283


The Sakura Bank, Limited
----------------------------

       Address:                     1-3-1, Kudan Minami, Chiyoda-ku, Tokyo 100-8611
       Attention:                   Head Office Division
       Telephone No.:               03-5276-0607
       Facsimile No.:               03-3239-8890


The Sanwa Bank, Limited
----------------------------

       Address:                     1-1-1, Otemachi, Chiyoda-ku, Tokyo  100-8114
       Attention:                   Tokyo Corporate Banking Office V
       Telephone No.:               03-5252-1755
       Facsimile No.:               03-3201-7967

                                   EXHIBIT D

                               INTERPOLATED RATE


Interest Period:     X month(s) + Y days

X month(s) rate:     the relevant rate corresponding to X month(s)

(X+1)month(s) rate:  the relevant rate corresponding to (X + 1)month(s)

Z:                   number of days of the relevant month

                       Xmonths(s)rate (Z-Y)+(X+1)months(s)rate Y
Interpolated Rate(*) = -----------------------------------------
                                            Z

* To be rounded to four decimal place (i) upwards, if the fifth figure from the dismal point is 5 or more, or (ii) downwards, if the fifth figure from the decimal point is less than 5.

                                   EXHIBIT E

                           NOTICE OF INTEREST PERIOD


To: THE DAI-ICHI KANGYO BANK, LIMITED                Date: [       ]


Pursuant to Clause 6.2 of the Facility Agreement (the "Facility Agreement") dated 12 June 2000 and made between ourselves, the Joint Arrangers, the Lenders and yourselves as Facility Agent, we hereby select the duration of Interest
Period commencing on [           ] with respect to the Loan of US$ [      ]  as
follows:


               Duration of Interest Period: [  ] month(s)



                                      NTT Communications Corporation

                                      _______________________________________

                                  SIGNATORIES



The Borrower                                 NTT COMMUNICATIONS CORPORATION
------------

                                  SIGNATORIES



The Facility Agent, a Joint Arranger and a    THE DAI-ICHI KANGYO BANK, LIMITED
 Lender

                                  SIGNATORIES


A Joint Arranger and a Lender                 THE FUJI BANK, LIMITED
-----------------------------

                                  SIGNATORIES


A Lender                                   THE INDUSTRIAL BANK OF JAPAN, LIMITED
--------                                   -------------------------------------

                                  SIGNATORIES


A Lender                                              THE SUMITOMO BANK, LIMITED
--------                                              --------------------------

                                  SIGNATORIES

A Lender                                      THE BANK OF TOKYO-MITSUBISHI, LTD.
--------                                      ----------------------------------

                                  SIGNATORIES

A Lender                                                THE SAKURA BANK, LIMITED
--------                                                ------------------------

                                  SIGNATORIES

A Lender                                                 THE SANWA BANK, LIMITED
--------                                                 -----------------------